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                                                                   Exhibit 8.1
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                                  HALE AND DORR
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                     617-526-6000 [Bullet] FAX 617-526-5000

                                  May 28, 1996

Great Bay Power Corporation
Cocheco Falls Millworks
100 Main Street, Suite 201
Dover, NH 03820

      Re:   Merger among Great Bay Power Corporation, BayCorp
            Holdings, Ltd., and GB Transitory Subsidiary, Inc.
            --------------------------------------------------

Ladies and Gentlemen:

      This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement/Prospectus relating to a certain Agreement and Plan of Merger (the "Merger Agreement") by and among Great Bay Power Corporation, a New Hampshire corporation ("Great Bay"), BayCorp Holdings, Ltd., a Delaware corporation that is currently a wholly owned subsidiary of Great Bay ("Holding Company"), and GB Transitory Subsidiary, Inc., a New Hampshire corporation that is currently a wholly owned subsidiary of Holding Company ("Transitory Subsidiary"). Pursuant to the Merger Agreement, Transitory Subsidiary will merge with and into Great Bay, and Great Bay will become a wholly owned subsidiary of Holding Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or in the certificates delivered to Hale and Dorr by Great Bay, Holding Company and certain Great Bay Shareholders containing certain representations of Great Bay, Holding Company and certain Great Bay Shareholders relevant to this opinion (the "Certificates of Representations"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

      In our capacity as counsel to Great Bay in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement, the Certificates of Representations, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents,






WASHINGTON, DC                     BOSTON, MA                    MANCHESTER, NH
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       HALE AND DORR IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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Great Bay Power Corporation
May 28, 1996
Page 2


the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

      We have assumed that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated on the Effective Date pursuant to the terms and conditions set forth in the Merger Agreement. Furthermore, we have assumed that all representations contained in the Merger Agreement, as well as those representations contained in the Certificates of Representations are, and on the Effective Date will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge" of any person or party is correct without such qualification. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

      The conclusions expressed herein represent our judgment of the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Date, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the Effective Date in the application or interpretation of the income tax laws of the United States. Our opinion relates solely to the tax consequences of the Merger under the federal laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences of the Merger under the laws of any other jurisdiction.

      Our opinion represents our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

      This opinion addresses only the specific tax consequences set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger as applied to specific stockholders of Great Bay and/or holders of options or warrants for Great Bay





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Great Bay Power Corporation
May 28, 1996
Page 3


Common Stock. We express no opinion with regard to the specific tax treatment in the Merger of dealers in securities, tax-exempt organizations, life insurance companies, financial institutions, partnerships and other pass-through entities, regulated investment companies, foreign taxpayers, or holders of Great Bay Common Stock acquired upon exercise of stock options or in other compensatory options for Great Bay Common Stock with regard to the tax consequences of the Merger and Holding Company's assumption of outstanding options for Great Bay Common Stock.

      No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof, or if all of the representation, warranties, statements, and assumptions upon which we relied are not true and accurate at all relevant times. In the event that any one of the statements, representations, warranties, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      On the basis of, and subject to the foregoing, and in reliance upon the representations described above, we are of the opinion that:

      1. The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code;

      2. No gain or loss will be recognized by Great Bay or Holding Company as a result of the Merger;

      3. No gain or loss will be recognized by shareholders of Great Bay upon the conversion of their shares of Great Bay Common Stock solely into shares of Holding Company Common Stock pursuant to the terms of the Merger;

      4. The tax basis of the shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will be the same as the basis of such shares of Great Bay Common Stock; and

      5. The holding period for shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will include the period that such shares of Great Bay Common Stock are held by the holder, provided that such shares are held as capital assets on the Effective Date.



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Great Bay Power Corporation
May 28, 1996
Page 4

      No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion is intended solely for the purpose of including this opinion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be available to any other person or entity without prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.



                                                Very truly yours,



                                                /s/ Hale and Dorr
                                                ----------------------
                                                HALE AND DORR